Sub-Item 77C

                        AIM V.I. MID CAP CORE EQUITY FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Mid Cap Core Equity Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                   Withheld/
Matters                                            Votes For     Abstentions**
----------------------------------------------    -----------    -------------

(1)*   Bob R. Baker...........................    474,883,590      19,741,622
       Frank S. Bayley........................    474,653,109      19,972,103
       James T. Bunch.........................    475,597,417      19,027,795
       Bruce L. Crockett......................    474,900,579      19,724,633
       Albert R. Dowden.......................    474,749,929      19,875,283
       Jack M. Fields.........................    475,205,840      19,419,372
       Martin L. Flanagan.....................    475,248,336      19,376,876
       Carl Frischling........................    474,453,674      20,171,538
       Prema Mathai-Davis.....................    473,569,192      21,056,020
       Lewis F. Pennock.......................    475,072,501      19,552,711
       Larry Soll, Ph.D. .....................    475,170,544      19,454,668
       Raymond Stickel, Jr. ..................    475,420,825      19,204,387
       Philip A. Taylor.......................    475,640,570      18,984,642

                                                                                    Votes        Withheld/
                                                                    Votes For      Against      Abstentions
                                                                   -----------    ----------    -----------
(2)*   Approve an amendment to the Trust's Agreement and
       Declaration of Trust that would permit the Board of
       Trustees of the Trust to terminate the Trust, the Fund,
       and each other series portfolio of the Trust, or a
       share class without a shareholder vote.................     438,131,484    35,586,925     20,906,803

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                                        Votes        Withheld/
Matter                                                                  Votes For      Against      Abstentions
------------------------------------------------------------------     -----------    ----------    -----------
(3)     Approve a new sub-advisory agreement between Invesco
        Aim Advisors, Inc. and each of AIM Funds Management,
        Inc.; Invesco Asset Management Deutschland, GmbH;
        Invesco Asset Management Limited; Invesco Asset
        Management (Japan) Limited; Invesco Australia Limited;
        Invesco Global Asset Management (N.A.), Inc.; Invesco
        Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
        and Invesco Senior Secured Management, Inc. ..............     40,275,628     1,220,515     2,065,705

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.